As filed with the Securities and Exchange Commission on July __, 2002
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact name of Registrant as specified in its charter)

        Delaware                                       86-062904
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                          2355 WEST CHANDLER BOULEVARD
                          CHANDLER, ARIZONA 85224-6199
                    (Address of Principal Executive Offices)

                   POWERSMART, INC. 1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  STEVE SANGHI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MICROCHIP TECHNOLOGY INCORPORATED
                          2355 WEST CHANDLER BOULEVARD
                          CHANDLER, ARIZONA 85224-6199
                                 (480) 792-7200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                              AMOUNT      PROPOSED MAXIMUM   PROPOSED MAXIMUM
       TITLE OF SECURITIES TO                 TO BE        OFFERING PRICE   AGGREGATE OFFERING     AMOUNT OF
            BE REGISTERED                   REGISTERED      PER SHARE (1)          PRICE        REGISTRATION FEE
================================================================================================================
Common Stock, $0.001 par value, approved   31,945 shares       $ 12.82            409,535           $ 37.68
for issuance under the PowerSmart, Inc.
1998 Stock Incentive Plan (2) (3)
----------------------------------------------------------------------------------------------------------------

----------
(1) Determined in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based upon the price at which the options may be exercised.
(2) Includes rights to purchase shares of Registrant's Preferred Stock, which rights (a) are not currently separable from shares of Common Stock and (b) are not currently exercisable.
(3) Pursuant to the Merger Agreement dated as of May 22, 2002, by and among the Registrant, PSI Acquisition, Inc., PowerSmart, Inc. ("PowerSmart") and the agent and attorney-in-fact for the stockholders of PowerSmart named therein, as amended, the Registrant assumed certain outstanding options to purchase common stock of PowerSmart under the PowerSmart 1998 Stock Incentive Plan (the "Assumed Options"). Assumed Options are exercisable for the common stock of the Registrant, with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the common stock of PowerSmart was converted into common stock of the Registrant under the Merger Agreement.

================================================================================

                        MICROCHIP TECHNOLOGY INCORPORATED
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's Annual Report on Form 10-K for the year ending March 31, 2002, filed on June 3, 2002.

     2. The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1995, including any amendment or report updating such description.

     3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993, including any amendment or report updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As to named experts, Item 5 is inapplicable. Mary K. Simmons, who is Vice President, General Counsel and Secretary of the Company, owns shares of Common Stock and holds options to purchase shares covering significantly less than one percent (1%) of the outstanding shares of the outstanding Common Stock, $.001 par value per share, of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Registrant's By-Laws provides for mandatory indemnification of its directors and executive officers, to the maximum extent permitted by Delaware Law. Article VI of the Registrant's By-Laws also provides for permissive indemnification of the Registrant's employees and agents to the extent, and in the manner, permitted by Delaware Law. The Registrant has entered into indemnification agreements with its directors and selected officers, a form of which was filed as Exhibit 10.1 to Registration Statement No. 33-57960. The indemnification agreements provide the Registrant's directors and selected officers with further indemnification to the maximum extent permitted by Delaware Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     EXHIBIT
     NUMBER                               DESCRIPTION
     ------                               -----------
       4.1 PowerSmart, Inc. 1998 Stock Incentive Plan, including forms of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement
       5.1          Opinion of Registrant's General Counsel
      23.1          Consent of Ernst & Young LLP, Independent Auditors
      23.2          Consent of KPMG LLP, predecessor Independent Auditors
      23.3          Consent of Counsel (contained in Exhibit 5.1)
      24.1          Power of Attorney (contained on page II-4)

ITEM 9. UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Chandler, State of Arizona, on July 19, 2002.


                                      MICROCHIP TECHNOLOGY INCORPORATED


                                      By: /s/ Steve Sanghi
                                          --------------------------------------
                                          Steve Sanghi, Chairman of the Board,
                                          President, and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Sanghi and Mary K. Simmons, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on the dates indicated below by the following persons in the capacities indicated.

          SIGNATURE                                TITLE                            DATE
          ---------                                -----                            ----
/s/ Steve Sanghi                Chairman of the Board, President, and Chief     July 19, 2002
---------------------------     Executive Officer
Steve Sanghi                    (Principal Executive Officer)

/s/ Gordon W. Parnell           Vice President, Chief Financial Officer         July 19, 2002
---------------------------     (Principal Accounting and Financial Officer)
Gordon W. Parnell

/s/ Albert J. Hugo-Martinez     Director                                        July 19, 2002
---------------------------
Albert J. Hugo-Martinez

/s/ L. B. Day                   Director                                        July 19, 2002
---------------------------
L. B. Day

/s/ Matthew W. Chapman          Director                                        July 19, 2002
---------------------------
Matthew W. Chapman

/s/ Wade F. Meyercord           Director                                        July 19, 2002
---------------------------
Wade F. Meyercord

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------
  4.1     PowerSmart,  Inc.  1998  Stock  Incentive  Plan,  including  forms  of
          Incentive  Stock  Option  Agreement  and  Nonqualified   Stock  Option
          Agreement
  5.1     Opinion of Registrant's General Counsel
 23.1     Consent of Ernst & Young LLP, Independent Auditors
 23.2     Consent of KPMG LLP, predecessor Independent Auditors
 23.3     Consent of Counsel (contained in Exhibit 5.1)
 24.1     Power of Attorney (contained on page II-4)